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                                  Exhibit 21

                        NATIONAL WIRELESS HOLDINGS INC.
                 JURISDICTION OF INCORPORATION OF SUBSIDIARIES

Name of Subsidiary                          Jurisdiction of Incorporation
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NWH Inc.                                    Delaware
TLC Productions, Inc.                       Florida
Electronic Data Submissions, Inc.           Delaware
Anagram International Communications Ltd.   Delaware
PCC, Inc.                                   Delaware